Exhibit 99.1

Virtu Announces First Quarter 2019 Results

NEW YORK, NY, May 3, 2019  — Virtu Financial, Inc. (NASDAQ: VIRT), a technology enabled global market maker and provider of innovative, transparent trading solutions and integrated workflow products, today reported results for the first quarter ended March 31, 2019.

First Quarter 2019 Selected Highlights

Reported results include Investment Technology Group, Inc. (“ITG”) from March 1 through March 31, 2019

•                  Net loss of $13.6 million, as a result of costs associated with the ITG acquisition and amortization of purchased intangibles; Normalized Adjusted Net Income* of $64.6 million

•                  Basic and diluted loss per share of $0.07; Normalized Adjusted EPS* of $0.34

•                  Total revenues of $363.0 million; Trading income, net of $257.5 million; Adjusted Net Trading Income* of $228.8 million

•                  Adjusted EBITDA* of $124.2 million; Adjusted EBITDA Margin* of 54.3%

•                  Expected to achieve 85% of publicly stated operating expense synergies by end of 2019

•                  Quarterly cash dividend of $0.24 per share payable on June 17, 2019

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on June 17, 2019 to shareholders of record as of June 3, 2019.

“Our businesses performed well given the reduced opportunity set in the first quarter of 2019 and our execution services results were quite strong relative to the market environment.  Since closing the ITG acquisition on March 1st, we have worked diligently on integrating the comprehensive buyside and sellside solutions to serve our clients. I am more excited than ever about how Virtu’s technology, market presence and scale, combined with ITG’s extensive product suite, will enable us to create the most advanced, multi-asset class offering for our global, blue-chip client base,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

Acquisition of Investment Technology Group, Inc.

On March 1, 2019, the Company completed its acquisition of Investment Technology Group, Inc. in a cash transaction valued at $30.30 per ITG share, or a total of approximately $1.0 billion. The reported financial results of the Company for the periods following the acquisition reflect ITG’s and the Company’s balances, and the impact of purchase accounting adjustments. All periods prior to the closing date comprise solely the results of the Company.

Financial Results

First Quarter 2019:

Total revenues decreased 55.5% to $363.0 million for this quarter, compared to $815.1 million for the same period in 2018. Trading income, net, decreased 36.6% to $257.5 million for this quarter, compared to $406.2 million for the same period in 2018. Net income was a loss of $13.6 million for this quarter, compared to net income of $410.0 million for the same period in 2018. The decrease was primarily due to the one-time transaction gain of $337.6 million on the sale of BondPoint in January 2018.

Basic and diluted loss per share for this quarter were $0.07 and $0.07, respectively, compared to earnings per share of $1.89 and $1.86, respectively, for the same period in 2018.

Adjusted Net Trading Income decreased 32.8% to $228.8 million for this quarter, compared to $340.3 million for the same period in 2018. Adjusted EBITDA decreased 44.2% to $124.2 million for this quarter, compared to $222.7 million for the same period in 2018. Normalized Adjusted Net Income decreased 55.4% to $64.6 million for this quarter, compared to $145.0 million for the same period in 2018.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxes, Normalized Adjusted EPS was $0.34 for this quarter, compared to $0.76 for the same period in 2018.

Operating Segment Information

The Company has two operating segments: Market Making and Execution Services; and one non-operating segment: Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, options, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers. The Company also provides proprietary technology and infrastructure, workflow technology, and trading analytic services to select third parties. Legacy ITG’s operations are included within the Execution Services segment.

Corporate contains the Company’s investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the trading income, net, total revenues and Adjusted Net Trading Income by operating segment for the three months ended March 31, 2019 and 2018.

Total revenues by operating segment

(in thousands, unaudited)

	Three Months Ended March 31, 2019
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$255,121	$2,419	$—	$257,540
Commissions, net and technology services	5,000	70,147	—	75,147
Interest and dividends income	18,503	10,628	—	29,131
Other, net	597	324	252	1,173
Total Revenues	$279,221	$83,518	$252	$362,991

	Three Months Ended March 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$405,709	$453	$—	$406,162
Commissions, net and technology services	8,501	45,343	—	53,844
Interest and dividends income	17,769	145	35	17,949
Other, net	557	337,838	(1,297)	337,098
Total Revenues	$432,536	$383,779	$(1,262)	$815,053

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment

(in thousands, unaudited)

	Three Months Ended March 31, 2019
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$255,121	$2,419	$—	$257,540
Commissions, net and technology services	5,000	70,147	—	75,147
Interest and dividends income	18,503	10,628	—	29,131
Brokerage, exchange and clearance fees, net	(43,027)	(21,026)	—	(64,053)
Payments for order flow	(23,540)	(21)	—	(23,561)
Interest and dividends expense	(34,260)	(11,109)	—	(45,369)
Adjusted Net Trading Income	$177,797	$51,038	$—	$228,835

	Three Months Ended March 31, 2018
	Market	Execution
	Making	Services	Corporate	Total

Trading income, net	$405,709	$453	$—	$406,162
Commissions, net and technology services	8,501	45,343	—	53,844
Interest and dividends income	17,769	145	35	17,949
Brokerage, exchange and clearance fees, net	(69,072)	(18,752)	—	(87,824)
Payments for order flow	(16,196)	(60)	—	(16,256)
Interest and dividends expense	(33,207)	(417)	—	(33,624)
Adjusted Net Trading Income	$313,504	$26,712	$35	$340,251

Reconciliation of trading income, net to Adjusted Net Trading Income by category — Market Making segment

(in thousands, unaudited)

	Three Months Ended March 31, 2019
	Global	Global FICC,		Total
	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$208,633	$49,790	$(3,302)	$255,121
Commissions, net and technology services	5,028	(28)	—	5,000
Brokerage, exchange and clearance fees, net	(37,981)	(10,688)	5,642	(43,027)
Payments for order flow	(23,540)	—	—	(23,540)
Interest and dividends, net	(12,532)	(2,989)	(236)	(15,757)
Adjusted Net Trading Income	$139,608	$36,085	$2,104	$177,797

	Three Months Ended March 31, 2018
	Global	Global FICC,		Total
	Equities	Options and Other	Unallocated	Market Making

Trading income, net	$324,882	$82,070	$(1,243)	$405,709
Commissions, net and technology services	8,522	(21)	—	8,501
Brokerage, exchange and clearance fees, net	(57,034)	(12,539)	501	(69,072)
Payments for order flow	(16,196)	—	—	(16,196)
Interest and dividends, net	(11,127)	(3,251)	(1,060)	(15,438)
Adjusted Net Trading Income	$249,047	$66,259	$(1,802)	$313,504

The following tables show our Adjusted Net Trading Income and average daily Adjusted Net Trading Income by category for the three months ended March 31, 2019 and 2018:

(In thousands except percentages, unaudited)

	Three Months Ended March 31,
Adjusted Net Trading Income by Category:	2019	2018	% Change

Market Making:
Global Equities	$139,608	$249,047	-43.9%
Global FICC, Options and Other	36,085	66,259	-45.5%
Unallocated(1)	2,104	(1,802)	NM
Total Market Making	$177,797	$313,504	-43.3%

Execution Services	51,038	26,712	91.1%

Corporate	—	35	NM

Adjusted Net Trading Income	$228,835	$340,251	-32.7%

Average Daily	Three Months Ended March 31,
Adjusted Net Trading Income by Category:	2019	2018	% Change

Market Making:
Global Equities	$2,289	$4,083	-43.9%
Global FICC, Options and Other	592	1,086	-45.5%
Unallocated(1)	34	(30)	NM
Total Market Making	$2,915	$5,139	-43.3%

Execution Services	837	438	91.1%

Corporate	—	1	NM

Adjusted Net Trading Income	$3,751	$5,577	-32.7%

(1) Under our methodology for recording ‘‘Trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular Adjusted Net Trading Income calculation can defer or accelerate the amount in a particular asset class from one day to another, and, at the end of a reporting period, from one reporting period to another. The purpose of the Unallocated category is to ensure that Adjusted Net Trading Income by category sums to total Adjusted Net Trading Income, which can be reconciled to Trading income, net, calculated in accordance with GAAP. We do not allocate any resulting differences based on the timing of revenue recognition.

Financial Condition

As of March 31, 2019, Virtu had $788.3 million in cash, cash equivalents and restricted cash, and total long-term debt outstanding in an aggregate principal amount of $2,031.6 million.

Share Repurchase Program

The Virtu Financial, Inc. Board of Directors approved the share repurchase program for $50 million Class A common stock and common units of Virtu Financial LLC in February 2018 and subsequently expanded the program to $100 million in July 2018.  Since the inception of the program, the Company has repurchased approximately 2.56 million shares and units for approximately $65.9 million.  The Company now has approximately $34.1 million remaining capacity for future purchases of common stock and common units under the plan.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we use the following non-U.S. GAAP (“non-GAAP”) measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net and payments for order flow. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on our long-term borrowings, debt issue cost related to debt refinancing, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, reserves for legal matters, transaction advisory fees and expenses, termination of office leases, acquisition related retention bonuses, trading related settlement income, gain on sale of business, connectivity early termination, other, net, write-down of assets, share based compensation, charges related to share based compensation at IPO, Amended and Restated 2015 Management Incentive Plan, and charges related to share based compensation at IPO, and “Adjusted EBITDA Margin”, which compares Adjusted EBITDA to Adjusted Net Trading Income.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying an effective tax rate, which was between approximately 23% and 24% beginning January 1, 2018 as a result of the Tax Act.

•                  “Adjusted Operating Expenses”, which we calculate by adjusting total operating expenses to exclude severance, share based compensation, reserves for legal matters, connectivity early termination and write-down of assets.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS  and Adjusted Operating Expenses differently, and as a result our measures of Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and Adjusted Operating Expenses should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2019	2018

Revenues:
Trading income, net	$257,540	$406,162
Commissions, net and technology services	75,147	53,844
Interest and dividends income	29,131	17,949
Other, net	1,173	337,098
Total revenues	362,991	815,053

Operating Expenses:
Brokerage, exchange and clearance fees, net	64,053	87,824
Payments for order flow	23,561	16,256
Communication and data processing	41,814	49,486
Employee compensation and payroll taxes	107,837	64,670
Interest and dividends expense	45,369	33,624
Operations and administrative	22,078	19,919
Depreciation and amortization	16,450	15,339
Amortization of purchased intangibles and acquired capitalized software	10,922	6,851
Termination of office leases	—	19,970
Debt issue cost related to debt refinancing	9,214	6,021
Transaction advisory fees and expenses	15,109	7,496
Charges related to share based compensation at IPO	—	14
Financing interest expense on long-term borrowings	22,788	19,047
Total operating expenses	379,195	346,517

Income (loss) before income taxes and noncontrolling interest	(16,204)	468,536
Provision (benefit) for (from) income taxes	(2,585)	58,514
Net income (loss)	$(13,619)	$410,022

Noncontrolling interest	6,946	(235,271)

Net income (loss) available for common stockholders	$(6,673)	$174,751

Earnings per share:
Basic	$(0.07)	$1.89
Diluted	$(0.07)	$1.86

Weighted average common shares outstanding
Basic	107,319,812	90,699,321
Diluted	107,319,812	92,406,318

Comprehensive income:
Net income (loss)	$(13,619)	$410,022
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	(3,744)	2,529
Comprehensive income (loss)	$(17,363)	$412,551
Less: Comprehensive income (loss) attributable to noncontrolling interest	9,082	(236,559)
Comprehensive income (loss) available for common stockholders	$(8,281)	$175,992

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended March 31,
(in thousands, except percentages)	2019	2018

Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$257,540	$406,162
Commissions, net and technology services	75,147	53,844
Interest and dividends income	29,131	17,949
Brokerage, exchange and clearance fees, net	(64,053)	(87,824)
Payments for order flow	(23,561)	(16,256)
Interest and dividends expense	(45,369)	(33,624)
Adjusted Net Trading Income	$228,835	$340,251

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income (loss)	$(13,619)	$410,022
Financing interest expense on long-term borrowings	22,788	19,047
Debt issue cost related to debt refinancing	9,214	6,021
Depreciation and amortization	16,450	15,339
Amortization of purchased intangibles and acquired capitalized software	10,922	6,851
Provision for income taxes	(2,585)	58,514
EBITDA	$43,170	$515,794

Severance	53,351	3,744
Transaction advisory fees and expenses	15,109	7,496
Termination of office leases	—	19,970
Connectivity early termination	—	2,500
Gain on sale of business	—	(337,549)
Other, net	1,387	451
Write-down of assets	—	936
Share based compensation	9,813	7,902
Charges related to share based compensation at IPO, Amended and Restated 2015 Management Incentive Plan	1,394	1,398
Charges related to share based compensation awards at IPO	—	14
Adjusted EBITDA	$124,224	$222,656

Selected Operating Margins
Net Income Margin(1)	-6.0%	120.5%
EBITDA Margin(2)	18.9%	151.6%
Adjusted EBITDA Margin(3)	54.3%	65.4%

(1) Calculated by dividing net income by Adjusted Net Trading Income.

(2) Calculated by dividing EBITDA by Adjusted Net Trading Income.

(3) Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended March 31,
(in thousands, except share and per share data)	2019	2018

Reconciliation of Net Income to Normalized Adjusted Net Income
Net income (loss)	$(13,619)	$410,022
Provision (benefit) for (from) income taxes	(2,585)	58,514
Income (loss) before income taxes and noncontrolling interest	$(16,204)	$468,536
Amortization of purchased intangibles and acquired capitalized software	10,922	6,851
Debt issue cost related to debt refinancing	9,214	6,021
Severance	53,351	3,744
Transaction advisory fees and expenses	15,109	7,496
Termination of office leases	—	19,970
Connectivity early termination	—	2,500
Write-down of assets	—	936
Gain on sale of business	—	(337,549)
Other, net	1,387	451
Share based compensation	9,813	7,902
Charges related to share based compensation at IPO, Amended and Restated 2015 Management Incentive Plan	1,394	1,398
Charges related to share based compensation awards at IPO	—	14
Normalized Adjusted Net Income before income taxes	$84,986	$188,270
Normalized provision for income taxes(1)	20,397	43,302
Normalized Adjusted Net Income	$64,590	$144,968

Weighted Average Adjusted shares outstanding(2)	192,725,796	190,056,747

Normalized Adjusted EPS	$0.34	$0.76

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 24% for 2019 and 23% for 2018.

(2) Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis, and (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	March 31	December 31,
	2019	2018
	(in thousands, except share data)
Assets
Cash and cash equivalents	$771,003	$729,547
Cash and securities segregated under regulations and other	17,324	6,500
Securities borrowed	1,282,867	1,399,684
Securities purchased under agreements to resell	5,655	15,475
Receivables from broker-dealers and clearing organizations	1,187,720	1,101,449
Receivables from customers	121,550	—
Trading assets, at fair value	2,952,449	2,639,921
Property, equipment and capitalized software, net	154,754	113,322
Operating lease right-of-use assets	350,423	—
Goodwill	1,193,697	836,583
Intangibles (net of accumulated amortization)	552,547	83,989
Deferred tax assets	215,063	200,359
Other assets	271,921	254,149
Total assets	$9,076,973	$7,380,978

Liabilities and equity
Liabilities
Short-term borrowings, net	$159,716	$15,128
Securities loaned	819,903	1,130,039
Securities sold under agreements to repurchase	290,000	281,861
Payables to broker-dealers and clearing organizations	987,842	567,441
Payables to customers	72,404	—
Trading liabilities, at fair value	2,294,625	2,475,395
Tax receivable agreement obligations	214,403	214,403
Accounts payable and accrued expenses and other liabilities	363,094	294,975
Deferred tax liabilities	65,860	—
Operating lease liabilities	394,764	—
Long-term borrowings, net	1,977,716	907,037
Total liabilities	$7,640,327	$5,886,279

Total equity	1,436,646	1,494,699

Total liabilities and equity	$9,076,973	$7,380,978

	As of March 31, 2019
Ownership of Virtu Financial LLC Interests:	Interests	%
Virtu Financial, Inc. - Class A Common Stock and Restricted Stock Units	111,683,440	57.5%
Non-controlling Interests (Virtu Financial LLC)	82,601,626	42.5%
Total Virtu Financial LLC Interests	194,285,066	100.0%

About Virtu Financial, Inc.

Virtu is a leading financial firm that leverages cutting edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to our clients. As a market maker, Virtu provides deep liquidity in over 25,000 securities, at over 235 venues, in 36 countries worldwide that helps to create more efficient markets. We leverage our market structure expertise and scaled, multi-asset technology infrastructure to provide a complete suite of client solutions, including transparent agency execution and broker-neutral offerings.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the effect of the acquisition of Investment Technology Group, Inc. (“ITG”) on existing business relationships, operating results, and ongoing business operations generally; the significant costs and significant indebtedness that we have incurred and expect to incur in connection with the acquisition of ITG; the risk that we may encounter significant difficulties or delays in integrating the two businesses and the anticipated benefits, cost savings and synergies or capital release may not be achieved; the assumption of potential liabilities relating to ITG’s business; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, capital expenditures, debt service and dividend payments; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensu re that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com